Exhibit 99.1
Arvinas Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Corporate Update

– Company entering 2026 with the potential to deliver multiple value-driving milestones, including data readouts from ARV-102, ARV-806, and ARV-393, with cash runway into second half of 2028 –

– ARV-102 (LRRK2) Phase 1 clinical data in patients with Parkinson’s disease accepted for oral presentation at AP/PD Conference in March 2026 –

– Clinical data from ARV-806 (KRAS G12D) and ARV-393 (BCL6) on track for presentations in 2026 –

– Phase 1 trial in healthy volunteers initiated with polyQ-AR degrader ARV-027; first immuno-oncology PROTAC HPK1 degrader, ARV-6723, on track to initiate Phase 1 trial in mid-2026 –

– Randy Teel, Ph.D., appointed President, Chief Executive Officer, and Director –

– Company to host conference call today at 8:00 a.m. ET –

NEW HAVEN, Conn., Feb. 24, 2026 — Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company creating a new class of drugs based on targeted protein degradation, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided a corporate update.

“2025 was marked by meaningful progress across our pipeline and was a truly transformative year for the Company,” said Randy Teel, Ph.D., President and CEO of Arvinas. “In addition to submitting our first new drug application, which sets the stage for the potential first ever FDA approval of a PROTAC degrader, we redefined our strategic path and sharpened our focus within our pipeline to maximize the compelling opportunities ahead in each of our core areas of focus. With four ongoing clinical trials across our oncology and neurology portfolios, including the recently initiated first-in-human trial of our polyQ-AR degrader, ARV-027, we believe we have the potential to bring truly differentiated treatments to millions of patients in areas of significant unmet medical need.”

4Q 2025 Business Highlights and Recent Developments
Corporate
•Announced the appointment of Randy Teel, Ph.D., as President, Chief Executive and Director.
◦Dr. Teel succeeds John Houston, Ph.D., who retired from his role as President, Chief Executive Officer, and Chair of Arvinas’ Board of Directors. Dr. Houston will continue to serve as a member of the Board and has entered into a consulting agreement with Arvinas to provide consulting and advisory services to the Company.

◦Briggs Morrison, M.D., has been elected by the Board to serve as Chair of the Arvinas Board of Directors.
Pipeline
ARV-102: Oral PROTAC LRRK2 degrader
•Announced the acceptance of data from the multiple dose cohort of the Phase 1 clinical trial in patients with Parkinson’s disease for an oral presentation at the International Conference on Alzheimer’s and Parkinson’s Diseases and Related Neurological Disorders (AD/PD) in March 2026.
◦In addition to safety, PK and LRRK2 degradation data, the presentation will include disease-relevant pathway biomarker results in patients with Parkinson’s disease.
•Presented positive data from two Phase 1 clinical trials in an oral session at the International Congress of Parkinson’s Disease and Movement Disorders.

ARV-806: Novel PROTAC KRAS G12D degrader
•Presented preclinical data for ARV-806, demonstrating robust and differentiated activity in models of KRAS G12D-mutated cancer, at the 2025 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics.
◦In vivo, ARV-806 demonstrated robust and durable KRAS G12D degradation, leading to significant tumor growth inhibition in models of pancreatic, colorectal, and lung cancer.
◦ARV-806 showed a differentiated profile from KRAS inhibitors and degraders currently in the clinic based on potency, antiproliferative activity, and induction of cancer cell death.
◦Compared with clinical-stage inhibitors and another clinical-stage G12D degrader, ARV-806 demonstrated:
▪>25-fold greater potency in reducing cancer cell proliferation.
▪>40-fold higher potency in degrading KRAS G12D protein (versus the comparable clinical-stage G12D degrader).
•Completed dose escalation for once-weekly administration ahead of plan based on faster-than-anticipated enrollment in the Phase 1 clinical trial evaluating ARV-806 in patients with solid tumors harboring KRAS G12D mutations (ClinicalTrials.gov Identifier: NCT07023731).

ARV-393: Oral PROTAC BCL6 degrader
•Continued dose escalation in the Phase 1 trial in patients with non-Hodgkin’s lymphoma (NHL) and announced there have been multiple responses in early cohorts at doses below the predicted effective exposure level in patients with both B-and T-cell lymphomas.
•Presented preclinical data at the 2025 American Society of Hematology Annual Meeting supporting mechanistic synergies and enhanced antitumor activity when combining ARV-393 and glofitamab:
◦ARV-393 (3 mg/kg) combined with glofitamab (0.15 mg/kg) achieved 81% tumor growth inhibition (TGI) with concomitant dosing and 91% TGI with sequential dosing, versus 38% and 36% respectively for single agent use.

◦RNA sequencing and biomarker analyses revealed that ARV-393 upregulated CD20 expression and genes that promote interferon signaling and antigen presentation, while downregulating proliferation-associated gene sets.
◦Data support initiation of a combination cohort in the ongoing Phase 1 clinical trial to evaluate ARV-393 plus glofitamab as a chemotherapy-free combination approach in diffuse large B-cell lymphoma (DLBCL).

ARV-027: Oral PROTAC polyQ-AR degrader
•Initiated a first-in-human Phase 1 clinical trial in healthy volunteers
•Presented new preclinical data at the International Congress of the World Muscle Society demonstrating induced robust degradation of polyQ-AR in human myotubes derived from spinal bulbar muscular atrophy (SBMA) patient-induced pluripotent stem cells, as well as:
◦Dose-dependent degradation of polyQ-AR in mouse muscle that was sustained for more than 24 hours (single oral dose).
◦Reductions in muscle monomeric polyQ-AR levels between 40-60%, improved muscle grip strength, and restored muscle endurance to wild-type levels in an SBMA mouse model.

ARV-6723: Oral PROTAC HPK1 degrader
•Presented preclinical data at the Society for Immunotherapy of Cancer (SITC) Annual Meeting that support the potential of ARV-6723 to provide sustained anti-tumor immune response as a single agent or in combination with standards of care with improved clinical benefits:
◦ARV-6723, as a single agent, demonstrates anti-tumor efficacy superior to anti-PD1 or a clinical HPK1 inhibitor and combines with anti-PD1 to further enhance response.
◦ARV-6723 single agent activity outperforms the HPK1 inhibitor and anti-PD-1 efficacy and reinstitutes the tumor microenvironment.
•Presented preclinical data at the American Association for Cancer Research Immuno-Oncology Conference that support clinical investigation of ARV-6723 in patients with solid tumors harboring high- or low-immunogenic tumor microenvironments (TME), including ICI-resistant tumor settings:
◦Robust single-agent antitumor and proinflammatory activity in multiple syngeneic tumor models, including those with immunosuppressive TMEs, and showed greater preclinical activity than an investigational HPK1i or an anti-PD-1 antibody.

Vepdegestrant: Oral PROTAC ER degrader
As part of Arvinas global collaboration with Pfizer, the companies:
•Presented five posters at the San Antonio Breast Cancer Symposium, further supporting the potential of vepdegestrant as a potential treatment option for patients with ESR1-mutated ER+/HER2- advanced breast cancer previously treated with endocrine-based therapy.

Anticipated Upcoming Milestones and Expectations

ARV-102: Oral PROTAC LRRK2 degrader
•Initiate Phase 1b clinical trial in patients with progressive supranuclear palsy (PSP) (1H 2026, pending regulatory feedback).
◦Potential to initiate a registrational trial in PSP in late 2026, pending regulatory feedback
•Present data from the multiple dose cohort of the Phase 1 clinical trial in patients with Parkinson’s disease (AD/PD, March 2026).

ARV-806: Novel PROTAC KRAS G12D degrader
•Continue enrollment in the Phase 1 trial of ARV-806 in patients with solid tumors harboring KRAS G12D mutations (ClinicalTrials.gov Identifier: NCT07023731).
•Share initial clinical data in patients with solid tumors harboring KRAS G12D mutations (2026).

ARV-393: Oral PROTAC BCL6 degrader
•Anticipate sharing updated clinical data from the ongoing Phase 1 clinical trial in patients with relapsed/refractory non-Hodgkin’s lymphoma (ClinicalTrials.gov Identifier: NCT06393738) at a medical congress (2H 2026).
•Initiate enrollment of a combination cohort with glofitamab in patients with DLBCL in the ongoing Phase 1 clinical trial (1H 2026).

ARV-027: Oral PROTAC polyQ-AR degrader
•Continue enrollment in the Phase 1 clinical trial in healthy volunteers.

ARV-6723: Oral PROTAC HPK1 degrader
•Initiate Phase 1 clinical trial in patients with advanced solid tumors (mid-2026, pending regulatory feedback). ARV-6723 is Arvinas’ first immuno-oncology clinical candidate.
•Present preclinical data evaluating antitumor and unique immunomodulatory activity of ARV-6723 in IO-resistant models compared to standard of care checkpoint inhibition. (1H 2026).

Novel pan-KRAS degrader
•Present preclinical data evaluating the activity and selectivity of novel pan-KRAS degrader in multiple KRAS mutants and differentiation over RAS (ON) or pan-KRAS inhibitors (AACR-RAS, March 2026).
•Present preclinical data evaluating the efficacy of a novel pan-KRAS degrader in a KRAS syngeneic model, as well as associated immune microenvironment changes (1H 2026).

Vepdegestrant: Oral PROTAC ER degrader
As part of Arvinas’ global collaboration with Pfizer, the companies plan to:
•Identify and select a partner with the capabilities and expertise to maximize the commercial potential of vepdegestrant.
•Advance towards Prescription Drug User Fee Act (PDUFA) action date on June 5, 2026.

Financial Guidance

Based on its current operating plan, Arvinas believes its cash, cash equivalents, and marketable securities as of December 31, 2025, is sufficient to fund planned operating expenses and capital expenditure requirements into the second half of 2028.

Full Year and Fourth Quarter Financial Results
Cash, Cash Equivalents, and Marketable Securities Position: As of December 31, 2025, cash, cash equivalents and marketable securities were $685.4 million as compared with $1,039.4 million as of December 31, 2024. The decrease in cash, cash equivalents and marketable securities of $354.0 million for the 12 months ended December 31, 2025 was primarily related to cash used in operations of $261.0 million and repurchases of our common shares under our Stock Repurchase Program of $91.9 million.
Research and Development Expenses: Generally Accepted Accounting Principles (GAAP) Research and development (R&D) expenses were $285.2 million and $61.1 million for the year and quarter ended December 31, 2025, respectively, as compared with $348.2 million and $83.3 million for the year and quarter ended December 31, 2024, respectively. The decrease in R&D expenses of $63.0 million for the year was primarily due to a decrease in compensation and related personnel expenses of $35.8 million, which are not allocated by program, and a decrease in external expenses of $25.4 million. External expenses include program-specific expenses, which decreased by $11.7 million, driven by decreases in our luxdegalutamide, vepdegestrant and bavdegalutamide programs of $19.7 million, $14.2 million and $5.8 million, respectively, partially offset by increases in our ARV-806, ARV-102 and ARV-393 programs of $11.2 million, $8.0 million and $4.3 million, respectively and our non-program specific expenses, which decreased by $13.7 million. The decrease in R&D expenses of $22.2 million for the quarter was primarily due to a decrease in external expenses of $7.6 million and a decrease in compensation and related personnel expenses of $14.1 million. External expenses include non-program specific expenses, which decreased by $8.1 million and program-specific expenses, which increased by $0.5 million, driven primarily by increases in ARV-806 of $4.5 million, partially offset by decreases in vepdegestrant (ARV-471) of $3.8 million.
Non-GAAP R&D expenses were $252.2 million for the year ended of December 31, 2025, as compared with $298.5 million for the year ended of December 31, 2024, excluding $2.3 million of restructuring expense for the year ended December 31, 2025, and $30.7 million and $49.7 million of non-cash stock-based compensation expenses for the year ended December 31, 2025, and 2024, respectively. Non-GAAP R&D expenses were $56.5 million for the quarter ended of December 31, 2025, as compared with $70.4 million for the quarter ended of December 31, 2024, excluding $1.3 million of restructuring expense for the quarter ended December 31, 2025, and $3.3 million and $12.9 million of non-cash stock-based compensation expenses for the quarter ended December 31, 2025, and 2024, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.
General and Administrative Expenses: GAAP General and administrative (G&A) expenses were $95.9 million and $23.0 million for the year and quarter ended of December 31, 2025, respectively, as compared with $165.4 million and $34.1 million for the year and quarter ended of December 31, 2024, respectively. The decrease in G&A expenses of $69.5 million for the year was primarily due to a loss on the termination of our laboratory and office space lease with 101

College Street LLC in August 2024 of $43.4 million, decrease in personnel and infrastructure related costs of $18.9 million and a decrease in professional fees of $6.6 million. The decrease in G&A expenses of $11.1 million for the quarter was primarily due to a decrease in personnel and infrastructure related costs of $4.4 million, a decrease in professional fees of $3.2 million and a decrease in costs related to developing our commercial operations of $3.1 million.
Non-GAAP G&A expenses were $71.2 million for the year ended of December 31, 2025, as compared with $126.9 million for the year ended of December 31, 2024, excluding $1.3 million of restructuring expense for the year ended December 31, 2025 and $23.4 million and $38.5 million of non-cash stock-based compensation expenses for the year ended December 31, 2025 and 2024, respectively. Non-GAAP G&A expenses were $15.3 million for the quarter ended of December 31, 2025, as compared with $23.7 million for the quarter ended of December 31, 2024, excluding $1.6 million of restructuring expense for the quarter ended December 31, 2025 and $6.1 million and $10.4 million of non-cash stock-based compensation expenses for the quarter ended December 31, 2025 and 2024, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.

Revenue:
Revenue was $262.6 million and $9.5 million for the year and quarter ended December 31, 2025, respectively, as compared with $263.4 million and $59.2 million for the year and quarter ended December 31, 2024, respectively. The decrease in revenue of $0.8 million for the year was primarily due to a decrease of $162.4 million of revenue from the Novartis License Agreement and the Novartis Asset Agreement as we completed the technology transfer of our ongoing and planned clinical trials of luxdegalutamide (ARV-766) to Novartis in 2024 and a decrease of $5.1 million of revenue from the Pfizer Research Collaboration Agreement due to changes in estimates of the performance period duration under the agreement resulting from updated research timelines, offset by an increase in revenue from the Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer of $150.5 million related primarily to changes in total program cost estimates resulting from the removal of the first-line Phase 3 combination trial with Pfizer’s novel investigational CDK4 inhibitor, atirmociclib, and the removal of the second-line Phase 3 combination trial with a CDK4/6 inhibitor from the development plan, and the recognition of $20.0 million for achievement of a development milestone pursuant to the terms of the Novartis License Agreement. The decrease in revenue of $49.7 million for the quarter was primarily related to a decrease of $40.3 million of revenue from the Novartis License Agreement and the Novartis Asset Agreement after completing the technology transfer to Novartis in 2024 and a decrease of $7.4 million of revenue from the Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer.

Investor Call & Webcast Details
Arvinas will host a conference call and webcast today, February 24, 2026, at 8:00 a.m. ET to review its fourth quarter and full year 2025 financial results and discuss recent corporate updates. Participants are invited to listen by going to the Events and Presentation section under the Investors page on the Arvinas website at www.arvinas.com. A replay of the webcast will be available on the Arvinas website following the completion of the event and will be archived for up to 30 days.

About ARV-102

ARV-102 is an investigational, orally bioavailable PROTAC designed to cross the blood-brain barrier and specifically target and degrade leucine-rich repeat kinase (LRRK2), a large, multidomain scaffolding kinase with GTPase activity. Increased activity and over expression of LRRK2 have been implicated in the pathogenesis of neurological diseases, including LRRK2 genetic and idiopathic Parkinson’s disease and progressive supranuclear palsy (PSP). ARV-102 is currently being evaluated in a Phase 1 clinical trial in patients with Parkinson’s disease and Arvinas plans to initiate a Phase 1b clinical trial with ARV-102 in patients with PSP, pending regulatory feedback, in the first half of 2026.

About ARV-806
ARV-806 is a novel, investigational PROTAC designed to selectively target and degrade mutant Kirsten rat sarcoma (KRAS) G12D. KRAS is one of the most frequently mutated human oncogenes and G12D is the most common mutation of the KRAS protein. ARV-806 has demonstrated potent, selective degradation of KRAS G12D and robust anti-tumor activity in preclinical models. ARV-806 has the potential to address high unmet need in solid tumors, such as pancreatic, colorectal and non-small cell lung cancer, and is currently being evaluated in a Phase 1 clinical trial in patients with advanced solid tumors harboring KRAS G12D mutations.

About ARV-393
ARV-393 is an investigational, orally bioavailable PROTAC designed to specifically target and degrade B-cell lymphoma 6 protein (BCL6), a transcriptional repressor and major driver of B-cell lymphomas. During B-cell development, tightly controlled BCL6 protein expression regulates >600 genes to facilitate rapid B-cell proliferation and tolerance of somatic hypermutation and gene recombination for antibody generation. Deregulated BCL6 expression is common in B-cell lymphoma and promotes cancer cell survival, proliferation, and genomic instability. PROTAC-mediated degradation has the potential to address the historically undruggable nature of BCL6. ARV-393 is currently being evaluating in a Phase 1 clinical trial in patients with relapsed/refractory non-Hodgkin lymphoma. Arvinas plans to initiate enrollment of a combination cohort with glofitamab in patients with diffuse large B-cell lymphoma (DLBCL) in the ongoing Phase 1 clinical trial in mid-2026.

About ARV-027
ARV-027 is an oral, peripherally restricted investigational PROTAC degrader designed to selectively target and eliminate the polyglutamine-expanded androgen receptor (polyQ-AR) in skeletal muscle. ARV-027 is a clinical candidate specifically selected for potent in-vitro reduction of cytosolic and nuclear polyQ-AR and for favorable skeletal-muscle exposure following oral administration. The polyQ-AR protein is the pathogenic driver of spinal and bulbar muscular atrophy (SBMA), a rare, X-linked, genetically defined neuromuscular disease caused by a CAG trinucleotide repeat expansion in the androgen receptor (AR) gene. SBMA leads to progressive muscle weakness, dysphagia, and functional decline, and currently has no approved disease-modifying therapies, representing a significant unmet medical need. ARV-027 is currently being evaluated in a first-in-human Phase 1 clinical trial in healthy volunteers.

About ARV-6723
ARV-6723 is an investigational oral PROTAC designed to degrade hematopoietic progenitor kinase 1, or HPK1, and is Arvinas’ first clinical candidate in the immuno-oncology space. Preclinically, ARV-6723 has shown potent, selective HPK1 degradation and strong anti-tumor immune responses with superior tumor control in low- and high- immunogenic tumor models. HPK1 acts as a negative regulator in T-cell signaling. Degrading HPK1 and its scaffolding function has the potential to unleash an immune response with potent anti-tumor effects and minimum off-target toxicity. Arvinas plans to initiate a Phase 1 clinical trial of ARV-6723 in patients with advanced solid tumors, pending regulatory feedback, in mid-2026.

About Vepdegestrant
Vepdegestrant is an investigational, orally bioavailable PROTAC estrogen receptor degrader. In the VERITAC-2 Phase 3 study, vepdegestrant demonstrated statistically significant and clinically meaningful improvement in progression free survival compared to fulvestrant in patients with estrogen receptor positive (ER+)/human epidermal growth factor receptor 2 negative (HER2-) ESR1-mutated advanced or metastatic breast cancer previously treated with endocrine-based therapy. The U.S. Food and Drug Administration (FDA) is reviewing the filed New Drug Application (NDA) for vepdegestrant. The FDA has assigned a Prescription Drug User Fee Act (PDUFA) action date of June 5, 2026. Vepdegestrant has also been granted Fast Track designation by the FDA, underscoring the significant unmet need in this patient population and the potential for vepdegestrant to offer a meaningful new treatment option.

In July 2021, Arvinas announced a global collaboration with Pfizer for the co-development and co-commercialization of vepdegestrant; Arvinas and Pfizer share worldwide development costs, commercialization expenses, and profits. In September 2025, Arvinas and Pfizer announced their plan to jointly select a third party for the commercialization and potential further development of vepdegestrant.

About Arvinas
Arvinas (Nasdaq: ARVN) is a clinical-stage biotechnology company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases. Through its PROTAC (PROteolysis TArgeting Chimera) protein degrader platform, Arvinas is pioneering the development of protein degradation therapies designed to harness the body’s natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. Arvinas is currently progressing multiple investigational drugs through clinical development programs, including ARV-102, targeting LRRK2 for neurodegenerative disorders; ARV-806, targeting KRAS G12D for mutated cancers, including pancreatic, colorectal, and non-small cell lung cancers; ARV-393, targeting BCL6 for relapsed/refractory non-Hodgkin Lymphoma; ARV-027, targeting the polyglutamine-expanded androgen receptor, or polyQ-AR, in skeletal muscle; and vepdegestrant, targeting the estrogen receptor for patients with locally advanced or metastatic ER+/HER2- breast cancer. Arvinas is headquartered in New Haven, Connecticut. For more information about Arvinas, visit www.arvinas.com and connect on LinkedIn and X.
Non-GAAP Financial Information
The results presented in this press release include both Generally Accepted Accounting Principles (GAAP) information and non-GAAP information. As used in this release, non-GAAP research and development (“R&D”) expense is defined by Arvinas as GAAP R&D expense excluding restructuring and stock-based compensation expense, and non-GAAP general and administrative (“G&A”) expense is defined by Arvinas as GAAP G&A expense excluding restructuring and stock-based compensation expense. Arvinas uses these non-GAAP financial measures to evaluate Arvinas’ ongoing operations and for internal planning and forecasting purposes. Arvinas believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in Arvinas’ industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Arvinas’ non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate Arvinas’ business.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding: Arvinas entering 2026 with the potential to deliver multiple value-driving milestones, including data readouts from ARV-102, ARV-806, and ARV-393; the potential approval of the new drug application (“NDA”) for vepdegestrant by the U.S. Food and Drug Administration (“FDA”); the submission of the NDA for vepdegestrant to the FDA setting the stage for the potential first ever FDA approval of a PROTAC degrader; the potential for Arvinas to bring differentiated treatments to millions of patients in areas of significant unmet medical need; the therapeutic potential or potential benefits of Arvinas’ product candidates; Arvinas’ anticipated milestones, expectations and plans with respect to ARV-102, ARV-806, ARV-393, ARV-027, ARV-6723 and a novel pan-KRAS degrader, including timings related to anticipated enrollment or initiation of trials and presentation of data as well as forums for presenting any such data; Arvinas’ and Pfizer’s plans to identify and select a partner with the capabilities and expertise to maximize the commercial potential of vepdegestrant and advance towards the Prescription Drug User Fee Act action date on June 5, 2026; statements regarding Arvinas’ cash, cash equivalents and marketable securities, including their sufficiency to fund planned operating expenses and capital expenditure requirements into the second half of 2028; and Arvinas’ belief that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. All statements, other than statements of historical fact, contained in this press release, including statements regarding Arvinas’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “goal,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Arvinas may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Arvinas makes as a result of various risks and uncertainties, including but not limited to: whether Arvinas will be able to successfully conduct and complete development for its product candidates, including ARV-102, ARV-806, ARV-393, ARV-027, and including whether Arvinas initiates and completes clinical trials for its product candidates and receives results from its clinical trials and preclinical studies on its expected timelines or at all; whether Arvinas and Pfizer will be able to successfully conduct and complete clinical development for vepdegestrant; risks related to Arvinas’ expectations regarding the potential clinical benefit of its product candidates; the results of preclinical and clinical research; risks and uncertainties related to the identification of a third party for the commercialization and potential future development of vepdegestrant; risks and uncertainties relating to regulatory applications and related approval timelines, including with respect to the New Drug Application for vepdegestrant; the risk that any regulatory approvals, if granted, may be subject to significant limitations on use or subject to withdrawal or other adverse actions by the applicable regulatory authority or whether regulatory authorities will require additional information or further studies, or may fail or refuse to approve or may delay approval of product candidates, including vepdegestrant; Arvinas’ ability to protect its intellectual property portfolio; Arvinas’ reliance on third parties; early termination of any of Arvinas’ collaborations; the impact of the previously announced workforce reductions on Arvinas’ business and reputation; whether Arvinas will be able to raise capital when needed; whether Arvinas’ cash and cash equivalent resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other important factors discussed in the “Risk Factors” section of Arvinas’ Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent other reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Arvinas’ current views with respect to future events, and Arvinas assumes no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing Arvinas’ views as of any date subsequent to the date of this release.
Contacts
Investors:
Jeff Boyle +1 (347) 247-5089
Jeff.Boyle@arvinas.com

Media:
Kirsten Owens +1 (203) 584-0307
Kirsten.Owens@arvinas.com

ARVINAS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	December 31,
(dollars and shares in millions, except per share amounts)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$142.9	$100.5
Marketable securities	542.5	938.9
Accounts receivable	1.0	5.7
Other receivables	5.4	8.0
Prepaid expenses and other current assets	8.9	14.2
Total current assets	700.7	1,067.3
Property, equipment and leasehold improvements, net	5.2	7.0
Operating lease right of use assets	8.2	9.0
Collaboration contract asset and other assets	3.8	8.1
Total assets	$717.9	$1,091.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$69.5	$71.8
Deferred revenue	71.3	156.2
Current portion of operating lease liability	1.7	1.8
Total current liabilities	142.5	229.8
Deferred revenue	134.3	292.0
Long term debt	0.4	0.6
Operating lease liability	6.8	7.3
Total liabilities	284.0	529.7
Stockholders' equity:
Preferred stock, $0.001 par value, zero shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Common stock, $0.001 par value, 73.5 shares issued and 63.5 shares outstanding as of December 31, 2025, and 68.8 shares issued and outstanding as of December 31, 2024	0.1	0.1
Accumulated deficit	(1,612.4)	(1,531.6)
Additional paid-in capital	2,136.9	2,092.2
Accumulated other comprehensive income	1.2	1.0
Treasury Stock, at cost (10.0 and zero shares at December 31, 2025 and December 31, 2024, respectively)	(91.9)	—
Total stockholders' equity	433.9	561.7
Total liabilities and stockholders' equity	$717.9	$1,091.4

ARVINAS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(dollars and shares in millions, except per share amounts)	2025	2024	2025	2024
Revenue	$9.5	$59.2	$262.6	$263.4
Operating expenses:
Research and development	61.1	83.3	285.2	348.2
General and administrative	23.0	34.1	95.9	165.4
Total operating expenses	84.1	117.4	381.1	513.6
Loss from operations	(74.6)	(58.2)	(118.5)	(250.2)
Interest and other income	7.4	12.7	38.0	51.9
Net loss before income taxes	(67.2)	(45.5)	(80.5)	(198.3)
Income tax (expense) benefit	(0.2)	0.4	(0.3)	(0.6)
Net loss	$(67.4)	$(45.1)	$(80.8)	$(198.9)

Net loss per common share
Basic and diluted	$(1.10)	$(0.63)	$(1.14)	$(2.77)

Weighted-average common shares outstanding
Basic and diluted	64.9	72.1	70.9	71.9
ARVINAS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Information

	Three Months Ended December 31,		Year Ended December 31,
(dollars in millions)	2025	2024	2025	2024
Research and development reconciliation
GAAP research and development expenses	$61.1	$83.3	$285.2	$348.2
Less: restructuring expense	1.3	—	2.3	—
Less: stock-based compensation expense (*)	3.3	12.9	30.7	49.7
Non-GAAP research and development expenses	$56.5	$70.4	$252.2	$298.5
General and administrative reconciliation
GAAP general and administrative expenses	$23.0	$34.1	$95.9	$165.4
Less: restructuring expense	1.6	—	1.3	—
Less: stock-based compensation expense (*)	6.1	10.4	23.4	38.5
Non-GAAP general and administrative expenses	$15.3	$23.7	$71.2	$126.9
(*) Excludes restructuring related stock-based compensation.